UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Kinder Morgan Energy Partners, L.P. (KMP) originally scheduled its regular annual analyst conference for 2011 to occur on January 27, 2011 in Houston, TX.  Solely because Kinder Morgan, Inc. is in registration with the SEC for its initial public offering, KMP is postponing the date of this year’s analyst conference.  Kinder Morgan, Inc. owns the general partner of KMP.  Once the initial public offering of Kinder Morgan, Inc. has occurred, KMP will set a date for the 2011 KMP analyst conference.

KMP reaffirms its budgeted distribution guidance of $4.40 per common unit for 2010 and $4.60 per common unit for 2011.  Further details concerning KMP’s 2010 fourth quarter results will be provided in its normally scheduled earnings release and earnings call on January 19, 2011.  Additionally, KMP filed an 8-K on December 30, 2010 that provided additional detailed information concerning KMP’s 2011 budget.  The 8-K filing can be found at the SEC’s EDGAR website at http://www.sec.gov.

This is not, and is not intended to be, an offer to sell or the solicitation of an offer to buy securities.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	KINDER MORGAN G.P., INC.,
its general partner

By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: January 7, 2011	By:	/s/ Kimberly Dang
Kimberly Dang Vice President and Chief Financial Officer